As filed with the Securities and Exchange Commission on November 4, 2003
Registration No. 333-109815

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2

TO
FORM S-1
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

FORMFACTOR, INC.

(Exact name of Registrant as specified in its charter)

Delaware	3825	13-3711155
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification no.)

FormFactor, Inc.

2140 Research Drive
Livermore, California 94550
(925) 294-4300
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jens Meyerhoff

Chief Financial Officer and Senior Vice President of Operations
FormFactor, Inc.
2140 Research Drive
Livermore, California 94550
(925) 294-4300
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Gordon K. Davidson, Esq. Mark A. Leahy, Esq. Jeffrey R. Vetter, Esq. Fenwick & West LLP Silicon Valley Center 801 California Street Mountain View, California 94041 (650) 988-8500	Gregory M. Gallo, Esq. Peter M. Astiz, Esq. Gray Cary Ware & Freidenrich LLP 2000 University Avenue East Palo Alto, California 94303 (650) 833-2000

Approximate date of commencement of proposed sale to the public:

As soon as practicable after the effective date of this Registration Statement.

     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act of 1933, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

     If delivery of the prospectus is expected to be made pursuant to Rule 434 under the Securities Act of 1933, please check the following box.    ☐

     The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay the effective date of this Registration Statement until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

      The purpose of this Amendment No. 2 is solely to file certain exhibits to this Registration Statement as set forth below in Item 16(a) of Part II.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16.     Exhibits and Financial Statement Schedules.

      (a) The following exhibits are filed herewith:

Exhibit
Number		Exhibit Title

1	.01*	Form of Underwriting Agreement.
3	.01*	Amended and Restated Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on June 17, 2003.
3	.02*	Amended and Restated Bylaws of the Registrant.
4	.01(1)	Specimen Common Stock Certificate.
4	.02(1)	Sixth Amended and Restated Rights Agreement by and among the Registrant and certain stockholders of the Registrant dated July 13, 2001.
4	.03(1)	Stockholders Agreement by and among the Registrant, Dr. Igor Y. Khandros, Susan Bloch and Richard Hoffman dated February 9, 1994.
4	.04(1)	Stockholders Agreement by and among the Registrant, Dr. Igor Y. Khandros, Susan Bloch and Milton Ohring dated April 11, 1994.
4	.05(1)	Stockholders Agreement by and among the Registrant, Dr. Igor Y. Khandros, Susan Bloch and Benjamin Eldridge dated August 12, 1994.
4	.06(1)	Stockholders Agreement by and among the Registrant, Dr. Igor Y. Khandros, Susan Bloch and Charles Baxley, P.C. dated September 8, 1994.
5.01		Opinion of Fenwick & West LLP.
10	.01(1)	Form of Indemnity Agreement.
10	.02(1)	1995 Stock Plan, and form of option grant.
10	.03(1)	1996 Stock Option Plan, and form of option grant.
10	.04(1)	Incentive Option Plan, and form of option grant.
10	.05(1)	Management Incentive Option Plan, and form of option grant.
10	.06(1)	2002 Equity Incentive Plan, and forms of option grant.
10	.07(1)	2002 Employee Stock Purchase Plan.
10	.08(2)	Key Management Bonus Plan (2003).
10	.09(3)	Sales Incentive Plan (first half 2003).
10	.10*†	Sales Incentive Plan (second half 2003).
10	.11(1)	Employment Offer Letter dated October 29, 1998 to Yoshikazu Hatsukano.
10	.12(1)	Lease by and between Paul E. Iacono and the Registrant dated June 26, 1995.
10	.12.1(1)	First Option to Extend Lease Term by and between Paul E. Iacono and the Registrant dated October 4, 2002 for the Lease between the parties dated June 26, 1995.
10	.13(1)	Lease by and between Paul E. Iacono and the Registrant dated April 12, 1996.
10	.13.1(1)	First Option to Extend Lease Term by and between Paul E. Iacono and the Registrant dated October 4, 2002 for the Lease between the parties dated April 12, 1996.

Exhibit
Number		Exhibit Title

10	.14(1)	Lease by and between Paul E. Iacono and the Registrant dated November 20, 1996.
10	.14.1(1)	First Option to Extend Lease Term by and between Paul E. Iacono and the Registrant dated October 4, 2002 for the Lease between the parties dated November 20, 1996.
10	.15(1)	Lease by and between Paul E. Iacono and the Registrant dated April 24, 1997.
10	.15.1(1)	First Option to Extend Lease Term by and between Paul E. Iacono and the Registrant dated October 4, 2002 for the Lease between the parties dated April 24, 1997.
10	.16(1)	Lease by and between Richard K. and Pamela K. Corbett, Robert and Cheryl Rumberger, Connie Duke and the Registrant dated March 12, 1998.
10	.16.1(1)	First Amendment to Standard Industrial/ Single Tenant Lease — Net by and between Richard K. Corbett and Pamela K. Corbett, Robert Rumberger and Cheryl Rumberger, and the Registrant dated April 30, 2003.
10	.17(1)	Lease by and between L One and the Registrant dated March 25, 1998.
10	.18(1)	Pacific Corporate Center Lease by and between Greenville Investors, L.P. and the Registrant dated May 3, 2001.
10	.18.1(1)	First Amendment to Pacific Corporate Center Lease by and between Greenville Investors, L.P. and the Registrant dated January 31, 2003.
10	.19(1)	Pacific Corporate Center Lease by and between Greenville Investors, L.P. and the Registrant dated May 3, 2001.
10	.19.1(1)	First Amendment to Pacific Corporate Center Lease by and between Greenville Investors, L.P. and the Registrant dated January 31, 2003.
10	.20(1)	Pacific Corporate Center Lease by and between Greenville Investors, L.P. and the Registrant dated May 3, 2001.
10	.20.1(1)	First Amendment to Pacific Corporate Center Lease by and between Greenville Investors, L.P. and the Registrant dated January 31, 2003.
10	.21(4)	Third Amended and Restated Loan and Security Agreement by and between Comerica Bank — California and the Registrant dated February 21, 2003.
10	.22(1)	Basic Purchase Agreement by and among Infineon Technologies Aktiengesellschaft, Whiteoak Semiconductor Partnership, Promos Technologies Inc. and the Registrant dated July 9, 1999.
10	.22.1(1)	Letter Agreement by and between Infineon Technologies Aktiengesellschaft and the Registrant dated July 19, 2002.
10	.22.2*	Letter Agreement by and between Infineon Technologies Aktiengesellschaft and the Registrant dated July 1, 2003.
10	.23(1)	Authorized International Distributor Agreement by and between Spirox Corporation and the Registrant dated June 1, 2000.
10	.23.1*†	Amendment No. 1 to Authorized International Distributor Agreement by and between Spirox Corporation and the Registrant dated July 1, 2003.
10	.24(1)	Probecard Purchase Agreement by and between Samsung Electronics Industries Co., Ltd. and the Registrant dated November 22, 2000.
10	.24.1(1)	Agreement by and between Samsung Electronics Industries Co., Ltd. and the Registrant dated October 31, 2001, Agreement by and between Samsung Electronics Industries Co., Ltd. and the Registrant dated January 10, 2002, and Agreement by and between Samsung Electronics Industries Co., Ltd. and the Registrant dated January 22, 2003.

Exhibit
Number		Exhibit Title

10	.25(1)	Intel Corporation Purchase Agreement — Capital Equipment and Services by and between Intel Corporation and the Registrant dated January 8, 2001, and as amended on January 22, 2001, on March 1, 2001, and on April 1, 2001.
10	.25.1(1)	Amendment to Intel Corporation Purchase Agreement by and between Intel Corporation and the Registrant dated May 22, 2002.
10	.25.2*†	Amendment to Intel Corporation Purchase Agreement by and between Intel Corporation and the Registrant dated June 30, 2002.
10	.26(5)	Production and Development Materials and Services Purchase Agreement by and between Harbor Electronics and the Registrant dated April 17, 2002.
10	.27(6)	Production and Development Materials and Services Purchase Agreement by and between NTK Technologies and the Registrant dated June 25, 2002.
21	.01(1)	List of Subsidiaries of Registrant.
23.01		Consent of Fenwick & West LLP (See Exhibit 5.01).
23	.02*	Consent of independent accountants.
24	.01*	Power of Attorney (see page II-9 of the original filing of this Registration Statement.)

(1)	Incorporated by reference to the exhibit of the same number in the Registrant’s Form S-1 Registration Statement (Registration No. 333-86738), declared effective by the Securities and Exchange Commission on June 11, 2003.

(2)	Incorporated by reference to Exhibit 10.08.1 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-86738), declared effective by the Securities and Exchange Commission on June 11, 2003.

(3)	Incorporated by reference to Exhibit 10.08.4 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-86738), declared effective by the Securities and Exchange Commission on June 11, 2003.

(4)	Incorporated by reference to Exhibit 10.29 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-86738), declared effective by the Securities and Exchange Commission on June 11, 2003.

(5)	Incorporated by reference to Exhibit 10.27 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-86738), declared effective by the Securities and Exchange Commission on June 11, 2003.

(6)	Incorporated by reference to Exhibit 10.28 of the Registrant’s Form S-1 Registration Statement (Registration No. 333-86738), declared effective by the Securities and Exchange Commission on June 11, 2003.

 *    Previously filed.

†	Confidential treatment has been granted for portions of this exhibit. These portions have been omitted from this Registration Statement and have been filed separately with the Securities and Exchange Commission.

SIGNATURES

      Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Livermore, State of California, on this 4th day of November, 2003.

FORMFACTOR, INC.

By:	/s/ STUART L. MERKADEAU

Stuart L. Merkadeau
Senior Vice President, General Counsel
and Secretary

      Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Title	Date

Principal Executive Officer:

*

Dr. Igor Y. Khandros	President, Chief Executive Officer and Director	November 4, 2003

Principal Financial Officer:
*

Jens Meyerhoff	Senior Vice President of Operations and Chief Financial Officer	November 4, 2003

Principal Accounting Officer:

*

Michael M. Ludwig	Vice President of Human Resources and Finance, and Controller	November 4, 2003

Name	Title	Date

Additional Directors:

* Joseph R. Bronson	Director	November 4, 2003

* Dr. Thomas J. Campbell	Director	November 4, 2003

* Dr. William H. Davidow	Director	November 4, 2003

* G. Carl Everett, Jr.	Director	November 4, 2003

* James A. Prestridge	Director	November 4, 2003

*By: /s/ STUART L. MERKADEAU Stuart L. Merkadeau Attorney-in-Fact November 4, 2003

EXHIBIT INDEX

Exhibit
Number	Exhibit Title

5.01	Opinion of Fenwick & West LLP.
23.01	Consent of Fenwick & West LLP (See Exhibit 5.01).